Exhibit 21	Subsidiaries of the Registrants

Name of Company	Jurisdiction of Incorporation or Organization
Pepco Holdings, Inc.	DE
Potomac Electric Power Company	DC and VA
POM Holdings, Inc.	DE
Pepco Energy Services, Inc.	DE
Conectiv Thermal Systems, Inc. (d/b/a Pepco Energy Services)	DE
ATS Operating Services, Inc.	DE
Atlantic Jersey Thermal Systems, Inc.	DE
Thermal Energy Limited Partnership I	DE
Potomac Power Resources, LLC	DE
Pepco Government Services LLC	DE
Pepco Energy Solutions LLC	DE
Pepco Energy Cogeneration LLC	DE
Fauquier Landfill Gas, L.L.C.	DE
Distributed Generation Partners, LLC	DE
Bethlehem Renewable Energy, LLC	DE
Rolling Hills Landfill Gas, LLC	DE
Blue Ridge Renewable Energy, LLC	DE
Eastern Landfill Gas, LLC	DE
Pepco Building Services Inc.	DE
Severn Construction Services, L.L.C.	DE
Chesapeake HVAC, Inc.	DE
W.A. Chester, L.L.C.	DE
W.A. Chester Corporation	DE
Chester Transmission Construction Canada, Inc.	Canada
Potomac Capital Investment Corporation	DE
PCI Energy Corporation	DE
AMP Funding, L.L.C.	DE
RAMP Investments, L.L.C.	DE
PCI Air Management Partners, L.L.C.	DE
PCI Ever, Inc.	DE
Kinetic Ventures VI, L.L.C.	DE
Kinetic Ventures VII, L.L.C.	DE
Friendly Skies, Inc.	Virgin Islands
PCI Air Management Corporation, a Nevada Corporation	NV
PCI-BT Investing, L.L.C.	DE
American Energy Corporation	DE
PCI Engine Trading Ltd.	Bermuda
Potomac Delaware Leasing Corporation	DE
Potomac Leasing Associates, L.P.	DE
PHI Service Company	DE
Conectiv, LLC	DE
Delmarva Power & Light Company (d/b/a Delmarva Power)	DE and VA
Conectiv Properties and Investments, Inc.	DE
Atlantic City Electric Company (d/b/a Atlantic City Electric)	NJ
Atlantic City Electric Transition Funding LLC	DE

381

Name of Company	Jurisdiction of Incorporation or Organization
Conectiv Solutions LLC	DE
Blacklight Power, Inc.	DE
Millennium Account Services, LLC	DE
Conectiv Services, Inc.	DE
ATE Investment, Inc.	DE
Enertech Capital Partners II L.P.	DE
Conectiv Communications, Inc.	DE
Atlantic Generation, Inc.	NJ
Project Finance Fund III, L.P.	DE
Vineland Ltd., Inc.	DE
Vineland Cogeneration Limited Partnership	DE
Vineland General, Inc.	DE
Atlantic Southern Properties, Inc.	NJ
Tech Leaders II, L.P.	DE
Delaware Operating Services Company, LLC	DE
Conectiv Energy Supply, Inc. (d/b/a Conectiv Energy and Petron Oil)	DE
Conectiv North East, LLC	DE
Energy Systems North East, LLC	DE

382